Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FRP Holdings, Inc.
Jacksonville, Florida
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-216025) of FRP Holdings, Inc. of our report dated March 18, 2025, relating to the consolidated financial statements which appear in the Annual Report to Shareholders incorporated by reference herein.

/s/ Hancock Askew & Co., LLP

Jacksonville, Florida
April 15, 2026